Exhibit 107

Form S-8
(Form Type)

Invacare Holdings Corporation
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price(3)	Fee Rate	Amount of Registration Fee
Equity	Common Stock, par value $0.001 per share	Other	16,180,905 shares(2)	$1.72076211	$27,843,488.23	0.0001102	$3,068.35
Total Offering Amounts							$—
Total Fee Offsets							$3,068.35
Net Fee Due							$—

(1) Pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers an indeterminate number of shares of common stock, par value $0.001 per share (“Common Stock”), of Invacare Holdings Corporation (the “Registrant”) which may be offered or issued in respect of the securities identified in the table above by reason of stock splits, stock dividends or similar transactions effected without the receipt of consideration which results in an increase in the number of outstanding shares of Common Stock of the Registrant.

(2) Represents the number of shares of the Registrant’s Common Stock reserved for issuance under the Invacare Holdings Corporation 2023 Management Incentive Plan.

(3) For the purposes of Rule 457(h) under the Securities Act, the book value of the securities being registered has been deemed to be equal to the value at which each share of Common Stock of the Registrant was distributed by the Registrant as described in the Current Report on Form 8-K12G3 filed by the Registrant on May 8, 2023.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	Invacare Corporation (1)	S-3	333-266915	2022-08-16		$3,094.00	Equity	Common Shares	32,402,336	$33,374,406.08
Fee Offset Sources	Invacare Corporation	S-3	333-266915	—	2022-08-16	—	—	—	—	—	$3,094.00
(1) All shares registered were deregistered on May 5, 2023, pursuant to Post-Effective Amendment No. 1.